______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                         Reported): February 24, 2003





                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                   -----------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                       333-83986             13-3291626
-----------------------------           -------------        --------------
(State or Other Jurisdiction            (Commission         (I.R.S. Employer
   of Incorporation)                     File Number)       Identification No.)



1585 Broadway, 2nd Floor
  New York, New York                                             10036
-----------------------------                                    ------
  (Address of Principal                                         (Zip Code)
   Executive Offices)

Registrant's telephone number, including area code (212) 761-4000
                                                   ----- --------
______________________________________________________________________________

Item 5.  Other Events.
----------------------

Filing of Derived Materials.
----------------------------

         In connection with the offering of the Morgan Stanley Dean Witter Capital I Inc. Trust, Mortgage Pass-Through Certificates, Series 2003-HYB1 (the "Certificates"), Morgan Stanley & Co. Incorporated, as one of the underwriters of the Certificates (the "Underwriter"), has prepared certain materials (the "Derived Materials") for distribution to its potential investors. Although Morgan Stanley Dean Witter Credit Corporation provided the Underwriter with certain information regarding the characteristics of the Mortgage Loans (the "Loans") in the related portfolio, it did not participate in the preparation of the Derived Materials.

         For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to the, any of the following: yield; average life, duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Derived Materials are attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial
--------------------------------------------------

Information and Exhibits.
--------------------------

(a)    Not applicable.

(b)    Not applicable.

(c)    Exhibits:

       99.1            Derived Materials

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MORGAN STANLEY DEAN WITTER CAPITAL
                                I INC.




                                By:  /s/ Sanjeev Khanna
                                     -----------------------------
                                     Name:   Sanjeev Khanna
                                     Title:  Vice President



Dated:  February 26, 2003

Exhibit Index
-------------


Exhibit                        Description                             Page
-------                        -----------                             ----

99.1                           Derived Materials                         6